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                                                                    Exhibit 10.2

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder of
Chase Insurance Life and Annuity Company (formerly Federal Kemper Life
  Assurance Company):

We consent to the use in the registration statements (No. 333-106312 and No. 333-106645) on Form N-4 of Chase Insurance Life and Annuity Company of our report dated April 16, 2004, with respect to the consolidated balance sheet of Federal Kemper Life Assurance Company and Subsidiaries as of December 31, 2003 and we also consent to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

KPMG LLP

Chicago, Illinois
April 28, 2005